Exhibit 99.1

sTRAtegic eDUCATION, iNC. REPORTs FOURTH QUARTER 2023 rESULTS

HERNDON, Va., February 29, 2024 — Strategic Education, Inc. (Strategic Education) (NASDAQ: STRA) today announced financial results for the period ended December 31, 2023.

“During 2023, we delivered strong enrollment, revenue, and earnings growth and are proud of the organization’s ongoing commitment to the success of our students,” said Karl McDonnell, Chief Executive Officer of Strategic Education. “As we begin a new year, we look toward continued strength in the U.S. Higher Education segment driven by employer affiliated enrollment; strong growth in the Education Technology Services segment, including Sophia subscription growth; and a return to total enrollment growth in the Australia/New Zealand segment.”

STRATEGIC EDUCATION CONSOLIDATED RESULTS

Three Months Ended December 31

•	Revenue increased 12.1% to $302.7 million compared to $269.9 million for the same period in 2022. Revenue on a constant currency basis increased 12.5% to $303.6 million in the fourth quarter of 2023 compared to $269.9 million for the same period in 2022.

•	Income from operations was $54.2 million or 17.9% of revenue, compared to $27.6 million or 10.2% of revenue for the same period in 2022. Adjusted income from operations, which is a non-GAAP financial measure, was $56.6 million compared to $27.2 million for the same period in 2022. The adjusted operating income margin, which is a non-GAAP financial measure, was 18.7% compared to 10.1% for the same period in 2022. For more details on non-GAAP financial measures, refer to the information in the Non-GAAP Financial Measures section of this press release.

•	Net income was $39.1 million compared to $18.3 million for the same period in 2022. Adjusted net income, which is a non-GAAP financial measure, was $40.4 million compared to $18.7 million for the same period in 2022.

•	Adjusted EBITDA, which is a non-GAAP financial measure, was $74.4 million compared to $45.2 million for the same period in 2022.

•	Diluted earnings per share was $1.63 compared to $0.77 for the same period in 2022. Adjusted diluted earnings per share, which is a non-GAAP financial measure, increased to $1.68 from $0.78 for the same period in 2022. Adjusted diluted earnings per share on a constant currency basis, which is a non-GAAP financial measure, was $1.70. Diluted weighted average shares outstanding increased slightly to 23,968,000 from 23,911,000 for the same period in 2022.

Year Ended December 31

•	Revenue increased 6.3% to $1,132.9 million compared to $1,065.5 million in 2022. Revenue on a constant currency basis increased 7.4% to $1,143.9 million in 2023 compared to $1,065.5 million in 2022.

•	Income from operations was $95.3 million or 8.4% of revenue, compared to $70.8 million or 6.6% of revenue in 2022. Adjusted income from operations, which is a non-GAAP financial measure, was $124.6 million in 2023 compared to $88.3 million in 2022. The adjusted operating income margin, which is a non-GAAP financial measure, was 11.0% compared to 8.3% in 2022. For more details on non-GAAP financial measures, refer to the information in the Non-GAAP Financial Measures section of this press release.

•	Net income was $69.8 million in 2023 compared to $46.7 million in 2022. Adjusted net income, which is a non-GAAP financial measure, was $89.1 million compared to $60.3 million in 2022.

•	Adjusted EBITDA, which is a non-GAAP financial measure, was $196.5 million compared to $163.1 million in 2022.

•	Diluted earnings per share was $2.91 compared to $1.94 in 2022. Adjusted diluted earnings per share, which is a non-GAAP financial measure, increased to $3.72 from $2.51 in 2022. Adjusted diluted earnings per share on a constant currency basis, which is a non-GAAP financial measure, was $3.78. Diluted weighted average shares outstanding decreased slightly to 23,956,000 from 23,998,000 in 2022.

U.S. Higher Education Segment Highlights

•	The U.S. Higher Education segment (USHE) is comprised of Capella University and Strayer University.

•	For the fourth quarter, student enrollment within USHE increased 10.5% to 86,233 compared to 78,062 for the same period in 2022. Full-year 2023 student enrollment within USHE increased 6.8% compared to 2022.

•	For the fourth quarter, FlexPath enrollment was 21% of USHE enrollment compared to 19% for the same period in 2022.

•	Revenue increased 8.9% to $217.6 million in the fourth quarter of 2023 compared to $199.7 million for the same period in 2022, driven by higher fourth quarter enrollment.

•	Income from operations was $32.9 million in the fourth quarter of 2023 compared to $13.2 million for the same period in 2022. The operating income margin was 15.1%, compared to 6.6% for the same period in 2022.

Education Technology Services Segment Highlights

•	The Education Technology Services segment (ETS) is comprised primarily of Enterprise Partnerships, Sophia Learning, and Workforce Edge.

•	For the fourth quarter, employer affiliated enrollment was 27.7% of USHE enrollment compared to 24.7% for the same period in 2022. Full-year 2023 employer affiliated enrollment was 27.2% of USHE enrollment compared to 24.4% in 2022.

•	For the fourth quarter, average total subscribers at Sophia Learning increased approximately 44% from the same period in 2022.

•	As of December 31, 2023, Workforce Edge had a total of 65 corporate agreements, collectively employing approximately 1,460,000 employees.

•	Revenue increased 30.7% to $21.9 million in the fourth quarter of 2023 compared to $16.7 million for the same period in 2022, driven by growth in Sophia Learning subscriptions and employer affiliated enrollment.

•	Income from operations was $8.8 million in the fourth quarter of 2023 compared to $4.0 million for the same period in 2022. The operating income margin was 40.3%, compared to 24.1% for the same period in 2022.

Australia/New Zealand Segment Highlights

•	The Australia/New Zealand segment (ANZ) is comprised of Torrens University, Think Education, and Media Design School.

•	For the fourth quarter, student enrollment within ANZ decreased 2.0% to 19,252 compared to 19,651 for the same period in 2022. Full-year 2023 student enrollment within ANZ decreased 3.6% compared to 2022.

•	Revenue increased 18.2% to $63.3 million in the fourth quarter of 2023 compared to $53.5 million for the same period in 2022, driven by higher revenue-per-student. Revenue on a constant currency basis increased 20.0% to $64.2 million in the fourth quarter of 2023 compared to $53.5 million for the same period in 2022, driven by higher revenue-per-student.

•	Income from operations was $14.9 million in the fourth quarter of 2023 compared to $10.0 million for the same period in 2022. The operating income margin was 23.5%, compared to 18.6% for the same period in 2022. Income from operations on a constant currency basis was $15.2 million in the fourth quarter of 2023 compared to $10.0 million for the same period in 2022. The operating income margin on a constant currency basis was 23.7%, compared to 18.6% for the same period in 2022.

Balance Sheet and Cash Flow

At December 31, 2023, Strategic Education had cash, cash equivalents, and marketable securities of $208.7 million, and $61.4 million outstanding under its revolving credit facility. Cash provided by operations in 2023 was $117.1 million compared to $126.1 million in 2022. Capital expenditures for 2023 were $36.9 million compared to $43.2 million in 2022.

For the fourth quarter of 2023, consolidated bad debt expense as a percentage of revenue was 3.7%, compared to 4.9% of revenue for the same period in 2022.

COMMON STOCK CASH DIVIDEND

Strategic Education announced today that it declared a regular, quarterly cash dividend of $0.60 per share of common stock. This dividend will be paid on March 18, 2024 to shareholders of record as of March 11, 2024.

CONFERENCE CALL WITH MANAGEMENT

Strategic Education will host a conference call to discuss its fourth quarter 2023 results at 10:00 a.m. (ET) today. This call will be available via webcast. To access the live webcast of the conference call, please go to www.strategiceducation.com in the Investor Relations section 15 minutes prior to the start time of the call to register. An earnings release presentation will also be posted to www.strategiceducation.com in the Investor Relations section. Following the call, the webcast will be archived and available at www.strategiceducation.com in the Investor Relations section. To participate in the live call, investors should register here prior to the call to receive dial-in information and a PIN.

About Strategic Education, Inc.

Strategic Education, Inc. (NASDAQ: STRA) (www.strategiceducation.com) is dedicated to helping advance economic mobility through higher education. We primarily serve working adult students globally through our core focus areas: 1) U.S. Higher Education, including Capella University and Strayer University, each institutionally accredited, and collectively offer flexible and affordable associate, bachelor’s, master’s, and doctoral programs including the Jack Welch Management Institute at Strayer University, and non-degree web and mobile application development courses through Strayer University’s Hackbright Academy and Devmountain; 2) Education Technology Services, developing and maintaining relationships with employers to build education benefits programs providing employees access to affordable and industry-relevant training, certificate, and degree programs, including through Workforce Edge, a full-service education benefits administration solution for employers, and Sophia Learning, enabling education benefits programs through low-cost online general education-level courses that are ACE-recommended for college credit; and 3) Australia/New Zealand, comprised of Torrens University, Think Education, and Media Design School that collectively offer certificate and degree programs in Australia and New Zealand. This portfolio of high quality, innovative, relevant, and affordable programs and institutions helps our students prepare for success in today’s workforce and find a path to bettering their lives.

Forward-Looking Statements

This communication contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by the use of words such as “expect,” “estimate,” “assume,” “believe,” “anticipate,” “may,” “will,” “forecast,” “outlook,” “plan,” “project,” “potential” and other similar words, and include all statements that are not historical facts, including with respect to, among other things, the future financial performance and growth opportunities of Strategic Education; Strategic Education’s plans, strategies and prospects; and future events and expectations. The statements are based on Strategic Education’s current expectations and are subject to a number of assumptions, uncertainties and risks, including but not limited to:

•	the pace of student enrollment;

•	Strategic Education’s continued compliance with Title IV of the Higher Education Act, and the regulations thereunder, as well as other federal laws and regulations, institutional accreditation standards and state regulatory requirements;

•	rulemaking and other action by the Department of Education or other governmental entities, including without limitation action related to borrower defense to repayment applications, gainful employment, 90/10, and increased focus by the U.S. Congress on for-profit education institutions;

•	competitive factors;

•	risks associated with the ultimate impact of COVID-19 on people and economies;

•	risks associated with the opening of new campuses;

•	risks associated with the offering of new educational programs and adapting to other changes;

•	risks associated with the acquisition of existing educational institutions, including Strategic Education’s acquisition of Torrens University and associated assets in Australia and New Zealand;

•	the risk that the benefits of the acquisition of Torrens University and associated assets in Australia and New Zealand may not be fully realized or may take longer to realize than expected;

•	the risk that the acquisition of Torrens University and associated assets in Australia and New Zealand may not advance Strategic Education’s business strategy and growth strategy;

•	risks relating to the timing of regulatory approvals;

•	Strategic Education’s ability to implement its growth strategy;

•	the risk that the combined company may experience difficulty integrating employees or operations;

•	risks associated with the ability of Strategic Education’s students to finance their education in a timely manner;

•	general economic and market conditions; and

•	additional factors described in Strategic Education’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Many of these risks, uncertainties and assumptions are beyond Strategic Education’s ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, these forward-looking statements speak only as of the information currently available to Strategic Education on the date they are made, and Strategic Education undertakes no obligation to update or revise forward-looking statements, except as required by law. Actual results may differ materially from those projected in the forward-looking statements.

For more information contact:

Terese Wilke

Director of Investor Relations

Strategic Education, Inc.

(612) 977-6331

terese.wilke@strategiced.com

STRATEGIC EDUCATION, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share data)

	For the three months ended December 31,		For the twelve months ended December 31,
	2022	2023	2022	2023
Revenues	$269,938	$302,702	$1,065,480	$1,132,924
Costs and expenses:
Instructional and support costs	152,167	153,751	597,321	623,903
General and administration	90,558	92,377	379,817	384,443
Amortization of intangible assets	3,396	1,093	14,350	11,457
Merger and integration costs	184	209	1,117	1,544
Restructuring costs	(4,014)	1,048	2,115	16,256
Total costs and expenses	242,291	248,478	994,720	1,037,603
Income from operations	27,647	54,224	70,760	95,321
Other income (expense)	(58)	994	(1,191)	5,405
Income before income taxes	27,589	55,218	69,569	100,726
Provision for income taxes	9,260	16,089	22,899	30,935
Net income	$18,329	$39,129	$46,670	$69,791
Earnings per share:
Basic	$0.78	$1.67	$1.97	$2.98
Diluted	$0.77	$1.63	$1.94	$2.91
Weighted average shares outstanding:
Basic	23,421	23,367	23,679	23,403
Diluted	23,911	23,968	23,998	23,956

STRATEGIC EDUCATION, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

	December 31, 2022	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$213,667	$168,481
Marketable securities	9,156	39,728
Tuition receivable, net	62,953	76,102
Other current assets	43,285	44,758
Total current assets	329,061	329,069
Property and equipment, net	132,845	118,529
Right-of-use lease assets	125,248	119,202
Marketable securities, non-current	13,123	483
Intangible assets, net	260,541	251,623
Goodwill	1,251,277	1,251,888
Other assets	49,652	54,419
Total assets	$2,161,747	$2,125,213

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$90,588	$90,888
Income taxes payable	6,989	2,200
Contract liabilities	88,488	92,341
Lease liabilities	23,879	24,190
Total current liabilities	209,944	209,619
Long-term debt	101,396	61,400
Deferred income tax liabilities	34,605	28,338
Lease liabilities, non-current	134,006	127,735
Other long-term liabilities	46,006	45,603
Total liabilities	525,957	472,695
Commitments and contingencies
Stockholders’ equity:
Common stock, par value $0.01; 32,000,000 shares authorized; 24,402,891 and 24,406,816 shares issued and outstanding at December 31, 2022 and December 31, 2023, respectively	244	244
Additional paid-in capital	1,510,924	1,517,650
Accumulated other comprehensive loss	(35,068)	(34,247)
Retained earnings	159,690	168,871
Total stockholders’ equity	1,635,790	1,652,518
Total liabilities and stockholders’ equity	$2,161,747	$2,125,213

STRATEGIC EDUCATION, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	For the year ended December 31,
	2022	2023
Cash flows from operating activities:
Net income	$46,670	$69,791
Adjustments to reconcile net income to net cash provided by operating activities:
Gain on sale of property and equipment	(2,886)	(2,136)
Amortization of deferred financing costs	552	557
Amortization of investment discount/premium	32	(65)
Depreciation and amortization	63,124	57,313
Deferred income taxes	(8,667)	(6,322)
Stock-based compensation	21,792	19,772
Impairment of right-of-use lease assets	1,185	5,135
Changes in assets and liabilities:
Tuition receivable, net	(12,558)	(12,874)
Other assets	3,584	(7,631)
Accounts payable and accrued expenses	(4,339)	552
Income taxes payable and income taxes receivable	7,580	(4,688)
Contract liabilities	18,960	4,495
Other liabilities	(8,977)	(6,780)
Net cash provided by operating activities	126,052	117,119

Cash flows from investing activities:
Cash paid for acquisition, net of cash acquired	(800)	(530)
Purchases of property and equipment	(43,170)	(36,943)
Purchases of marketable securities	—	(26,905)
Proceeds from marketable securities	6,420	9,800
Proceeds from sale of property and equipment	6,525	5,890
Proceeds from other investments	—	457
Other investments	(335)	(314)
Net cash used in investing activities	(31,360)	(48,545)

Cash flows from financing activities:
Common dividends paid	(59,240)	(58,780)
Payments on long-term debt	(40,000)	(40,000)
Net payments for stock awards	(3,004)	(4,828)
Repurchase of common stock	(40,116)	(9,999)
Net cash used in financing activities	(142,360)	(113,607)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(4,090)	(496)
Net decrease in cash, cash equivalents, and restricted cash	(51,758)	(45,529)
Cash, cash equivalents, and restricted cash — beginning of period	279,212	227,454
Cash, cash equivalents, and restricted cash — end of period	$227,454	$181,925

STRATEGIC EDUCATION, INC.

UNAUDITED SEGMENT REPORTING

(in thousands)

	For the three months ended December 31,		For the twelve months ended December 31,
	2022	2023	2022	2023
Revenues:
U.S. Higher Education	$199,688	$217,551	$770,979	$818,953
Australia/New Zealand	53,515	63,279	230,747	233,518
Education Technology Services	16,735	21,872	63,754	80,453
Consolidated revenues	$269,938	$302,702	$1,065,480	$1,132,924
Income from operations:
U.S. Higher Education	$13,219	$32,886	$38,605	$59,628
Australia/New Zealand	9,967	14,878	30,473	35,862
Education Technology Services	4,027	8,810	19,264	29,088
Amortization of intangible assets	(3,396)	(1,093)	(14,350)	(11,457)
Merger and integration costs	(184)	(209)	(1,117)	(1,544)
Restructuring costs	4,014	(1,048)	(2,115)	(16,256)
Consolidated income from operations	$27,647	$54,224	$70,760	$95,321

Non-GAAP Financial Measures

In our press release and schedules, we report certain financial measures that are not required by, or presented in accordance with, accounting principles generally accepted in the United States of America (“GAAP”). We discuss management’s reasons for reporting these non-GAAP measures below, and the press release schedules that follow reconcile the most directly comparable GAAP measure to each non-GAAP measure that we reference. Although management evaluates and presents these non-GAAP measures for the reasons described below, please be aware that these non-GAAP measures have limitations and should not be considered in isolation or as a substitute for revenue, total costs and expenses, income from operations, operating margin, income before income taxes, net income, earnings per share or any other comparable financial measure prescribed by GAAP. In addition, we may calculate and/or present these non-GAAP financial measures differently than measures with the same or similar names that other companies report, and as a result, the non-GAAP measures we report may not be comparable to those reported by others.

Management uses certain non-GAAP measures to evaluate financial performance because those non-GAAP measures allow for period-over-period comparisons of the Company’s ongoing operations before the impact of certain items described below. Management believes this information is useful to investors to compare the Company’s results of operations period-over-period. These measures are Adjusted Revenue, Adjusted Total Costs and Expenses, Adjusted Income from Operations, Adjusted Operating Margin, Adjusted Income Before Income Taxes, Adjusted Net Income, Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA), Adjusted EBITDA and Adjusted Diluted Earnings Per Share (EPS). We define Adjusted Revenue, Adjusted Total Costs and Expenses, Adjusted Income from Operations, Adjusted Operating Margin, Adjusted Income Before Income Taxes, Adjusted Net Income, and Adjusted Diluted EPS to exclude (1) amortization and depreciation expense related to intangible assets and software assets associated with the Company’s acquisition of Torrens University and associated assets in Australia and New Zealand, (2) integration expenses associated with the Company’s merger with Capella Education Company and the Company’s acquisition of Torrens University and associated assets in Australia and New Zealand, (3) severance costs, lease and fixed asset impairment charges, gains on sale of real estate and early termination of leased facilities, and other costs associated with the Company’s restructuring activities, (4) income/loss recognized from the Company’s investments in partnership interests and other investments, and (5) discrete tax adjustments utilizing an adjusted effective income tax rate of 30.0% for the three months ended December 31, 2022 and 2023, and adjusted effective income tax rates of 30.4% and 30.0% for the twelve months ended December 31, 2022 and 2023, respectively. To illustrate currency impacts to operating results, Adjusted Revenue, Adjusted Total Costs and Expenses, Adjusted Income from Operations, Adjusted Operating Margin, Adjusted Income Before Income Taxes, Adjusted Net Income, and Adjusted Diluted EPS for the three and twelve months ended December 31, 2023 are also presented on a constant currency basis utilizing an exchange rate of 0.66 and 0.69 Australian Dollars to U.S. Dollars, respectively, which were the average exchange rates for the same periods in 2022. We define EBITDA as net income before other income (expense), the provision for income taxes, gains on sale of property and equipment, depreciation and amortization, and from this amount in arriving at Adjusted EBITDA we also exclude stock-based compensation expense, amortization expense associated with deferred implementation costs incurred in cloud computing arrangements, and the amounts in (2) and (3) above. These non-GAAP measures are reconciled to the most directly comparable GAAP measures in the sections that follow. Non-GAAP measures should not be viewed as substitutes for GAAP measures.

STRATEGIC EDUCATION, INC.

UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

ADJUSTED REVENUE, ADJUSTED TOTAL COSTS AND EXPENSES, ADJUSTED INCOME FROM

OPERATIONS, ADJUSTED OPERATING MARGIN, ADJUSTED INCOME BEFORE INCOME TAXES,

ADJUSTED NET INCOME, AND ADJUSTED EPS

(in thousands, except per share data)

		For the three months ended December 31, 2022 Non-GAAP Adjustments
	As Reported (GAAP)	Amortization of intangible assets(1)	Merger and integration costs(2)	Restructuring costs(3)	Income from other investments(4)	Tax adjustments(5)	As Adjusted (Non-GAAP)
Revenues	$269,938	$—	$—	$—	$—	$—	$269,938
Total costs and expenses	$242,291	$(3,396)	$(184)	$4,014	$—	$—	$242,725
Income from operations	$27,647	$3,396	$184	$(4,014)	$—	$—	$27,213
Operating margin	10.2%						10.1%
Income before income taxes	$27,589	$3,396	$184	$(4,014)	$(401)	$—	$26,754
Net income	$18,329	$3,396	$184	$(4,014)	$(401)	$1,246	$18,740

Earnings per share:
Diluted	$0.77						$0.78
Weighted average shares outstanding:
Diluted	23,911						23,911

		For the three months ended December 31, 2023 Non-GAAP Adjustments
	As Reported (GAAP)	Amortization of intangible assets(1)	Merger and integration costs(2)	Restructuring costs(3)	Loss from other investments(4)	Tax adjustments(5)	As Adjusted (Non-GAAP)
Revenues	$302,702	$—	$—	$—	$—	$—	$302,702
Total costs and expenses	$248,478	$(1,093)	$(209)	$(1,048)	$—	$—	$246,128
Income from operations	$54,224	$1,093	$209	$1,048	$—	$—	$56,574
Operating margin	17.9%						18.7%
Income before income taxes	$55,218	$1,093	$209	$1,048	$108	$—	$57,676
Net income	$39,129	$1,093	$209	$1,048	$108	$(1,214)	$40,373

Earnings per share:
Diluted	$1.63						$1.68
Weighted average shares outstanding:
Diluted	23,968						23,968

		For the twelve months ended December 31, 2022 Non-GAAP Adjustments
	As Reported (GAAP)	Amortization of intangible assets(1)	Merger and integration costs(2)	Restructuring costs(3)	Income from other investments(4)	Tax adjustments(5)	As Adjusted (Non-GAAP)
Revenues	$1,065,480	$—	$—	$—	$—	$—	$1,065,480
Total costs and expenses	$994,720	$(14,350)	$(1,117)	$(2,115)	$—	$—	$977,138
Income from operations	$70,760	$14,350	$1,117	$2,115	$—	$—	$88,342
Operating margin	6.6%						8.3%
Income before income taxes	$69,569	$14,350	$1,117	$2,115	$(579)	$—	$86,572
Net income	$46,670	$14,350	$1,117	$2,115	$(579)	$(3,419)	$60,254

Earnings per share:
Diluted	$1.94						$2.51
Weighted average shares outstanding:
Diluted	23,998						23,998

		For the twelve months ended December 31, 2023 Non-GAAP Adjustments
	As Reported (GAAP)	Amortization of intangible assets(1)	Merger and integration costs(2)	Restructuring costs(3)	Income from other investments(4)	Tax adjustments(5)	As Adjusted (Non-GAAP)
Revenues	$1,132,924	$—	$—	$—	$—	$—	$1,132,924
Total costs and expenses	$1,037,603	$(11,457)	$(1,544)	$(16,256)	$—	$—	$1,008,346
Income from operations	$95,321	$11,457	$1,544	$16,256	$—	$—	$124,578
Operating margin	8.4%						11.0%
Income before income taxes	$100,726	$11,457	$1,544	$16,256	$(2,718)	$—	$127,265
Net income	$69,791	$11,457	$1,544	$16,256	$(2,718)	$(7,245)	$89,085

Earnings per share:
Diluted	$2.91						$3.72
Weighted average shares outstanding:
Diluted	23,956						23,956

(1)	Reflects amortization and depreciation expense of intangible assets and software assets acquired through the Company’s acquisition of Torrens University and associated assets in Australia and New Zealand.
(2)	Reflects integration expenses associated with the Company’s merger with Capella Education Company and the Company’s acquisition of Torrens University and associated assets in Australia and New Zealand.
(3)	Reflects severance costs, lease and fixed asset impairment charges, gains on sale of real estate and early termination of leased facilities, and other costs associated with the Company’s restructuring activities.
(4)	Reflects income/loss recognized from the Company's investments in partnership interests and other investments.
(5)	Reflects tax impacts of the adjustments described above and discrete tax adjustments related to stock-based compensation and other adjustments, utilizing an adjusted effective income tax rate of 30.0% for the three months ended December 31, 2022 and 2023, and adjusted effective income tax rates of 30.4% and 30.0% for the twelve months ended December 31, 2022 and 2023, respectively.

STRATEGIC EDUCATION, INC.

UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

2023 AS ADJUSTED WITH CONSTANT CURRENCY

(in thousands, except per share data)

	For the three months ended December 31, 2023			For the twelve months ended December 31, 2023
	As Adjusted (Non-GAAP)	Constant currency adjustment(1)	As Adjusted with Constant Currency (Non-GAAP)	As Adjusted (Non-GAAP)	Constant currency adjustment(1)	As Adjusted with Constant Currency (Non-GAAP)
Revenues	$302,702	$922	$303,624	$1,132,924	$10,937	$1,143,861
Total costs and expenses	$246,128	$555	$246,683	$1,008,346	$8,925	$1,017,271
Income from operations	$56,574	$367	$56,941	$124,578	$2,012	$126,590
Operating margin	18.7%		18.8%	11.0%		11.1%
Income before income taxes	$57,676	$369	$58,045	$127,265	$2,106	$129,371
Net income	$40,373	$258	$40,631	$89,085	$1,475	$90,560

Earnings per share:
Diluted	$1.68		$1.70	$3.72		$3.78
Weighted average shares outstanding:
Diluted	23,968		23,968	23,956		23,956

(1)	Reflects an adjustment to translate foreign currency results for the three and twelve months ended December 31, 2023 at a constant exchange rate of 0.66 and 0.69 Australian Dollars to U.S. Dollars, respectively, which were the average exchange rates for the same periods in 2022.

STRATEGIC EDUCATION, INC.

UNAUDITED NON-GAAP SEGMENT REPORTING

(in thousands)

	For the three months ended December 31,		For the twelve months ended December 31,
	2022	2023	2022	2023
Revenues:
U.S. Higher Education	$199,688	$217,551	$770,979	$818,953
Australia/New Zealand	53,515	63,279	230,747	233,518
Education Technology Services	16,735	21,872	63,754	80,453
Consolidated revenues	269,938	302,702	1,065,480	1,132,924

Income from operations:
U.S. Higher Education	$13,219	$32,886	$38,605	$59,628
Australia/New Zealand	9,967	14,878	30,473	35,862
Education Technology Services	4,027	8,810	19,264	29,088
Amortization of intangible assets	(3,396)	(1,093)	(14,350)	(11,457)
Merger and integration costs	(184)	(209)	(1,117)	(1,544)
Restructuring costs	4,014	(1,048)	(2,115)	(16,256)
Consolidated income from operations	27,647	54,224	70,760	95,321

Adjustments to consolidated income from operations:
Amortization of intangible assets	3,396	1,093	14,350	11,457
Merger and integration costs	184	209	1,117	1,544
Restructuring costs	(4,014)	1,048	2,115	16,256
Total adjustments to consolidated income from operations	(434)	2,350	17,582	29,257

Adjusted income from operations by segment:
U.S. Higher Education	13,219	32,886	38,605	59,628
Australia/New Zealand	9,967	14,878	30,473	35,862
Education Technology Services	4,027	8,810	19,264	29,088
Total adjusted income from operations	$27,213	$56,574	$88,342	$124,578

STRATEGIC EDUCATION, INC.

UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

ADJUSTED EBITDA

(in thousands)

	For the three months ended December 31,		For the twelve months ended December 31,
	2022	2023	2022	2023
Net income	$18,329	$39,129	$46,670	$69,791
Provision for income taxes	9,260	16,089	22,899	30,935
Other (income) expense	58	(994)	1,191	(5,405)
Gain on sale of property and equipment	(2,886)	—	(2,886)	(2,136)
Depreciation and amortization	13,931	12,432	63,124	57,313
EBITDA (1)	38,692	66,656	130,998	150,498
Stock-based compensation	5,583	4,570	21,792	19,772
Merger and integration costs (2)	184	209	1,170	1,208
Restructuring costs (3)	(1,128)	907	2,521	17,500
Cloud computing amortization (4)	1,898	2,024	6,640	7,547
Adjusted EBITDA (1)	$45,229	$74,366	$163,121	$196,525

(1)	Denotes non-GAAP financial measures. Please see the information in the Non-GAAP Financial Measures section of this press release for more detail regarding these adjustments and management’s reasons for providing this information.
(2)	Reflects integration charges associated with the Company’s merger with Capella Education Company and the Company’s acquisition of Torrens University and associated assets in Australia and New Zealand. Excludes $0.1 million and $0.3 million of depreciation and amortization for the twelve months ended December 31, 2022 and 2023, respectively.
(3)	Reflects severance costs, lease and fixed asset impairment charges, gains on sale of real estate and early termination of leased facilities, and other costs associated with the Company’s restructuring activities. Excludes $2.9 million of gain on the sale of property and equipment for the three and twelve months ended December 31, 2022, and $2.1 million of gain on the sale of property and equipment for the twelve months ended December 31, 2023. Excludes $2.5 million and $0.4 million of depreciation and amortization expense for the twelve months ended December 31, 2022 and 2023, respectively. Excludes $0.1 million and $0.5 million of stock-based compensation expense for the three and twelve months ended December 31, 2023, respectively.
(4)	Reflects amortization expense associated with deferred implementation costs incurred in cloud computing arrangements.